Exhibit 99.1
Seasoned Financial Controller Joins Industrial Enterprises of America
Monday December 4, 8:30 am ET
Company Files First Quarter Financials
NEW YORK, Dec. 4, 2006 (PRIME NEWSWIRE) — Industrial Enterprises of America, Inc. (OTC BB:IEAME.OB — News), today announced the filing of its fiscal first quarter financial results with the Securities and Exchange Commission. Additionally, Industrial Enterprises announced that Gary Impellicceiri, CPA, has been appointed as Financial Controller.
Mr. Impellicceiri will work at the Company’s Pitt Penn Facility where all financial reporting and audit functions have been consolidated and will report directly to Chief Executive Officer, John Mazzuto. Investor Relations responsibilities will remain in New York. Also, Mr. Mazzuto will serve as interim Chief Financial Officer while current CFO, James Margulies, shifts responsibilities to the Company’s Legal & Compliance department.
Mr. Impellicceiri brings years of experience as a Controller, Senior Auditor and Consultant, Tax Accountant and Senior Fund Analyst to Industrial Enterprises of America. Most recently, he served as the Corporate Controller of Union Drilling, Inc., a publicly traded oil and gas company with assets of $190 Million and annual revenues of over $140 Million. Prior to that, Mr. Impellicceiri served as a Senior Auditor in Assurance and Financial Services for KPMG Peat Marwick, LLP and as a Senior Fund Analyst and Staff Auditor for Federated Investors in Pittsburgh, PA.
John Mazzuto, Chief Executive Officer of Industrial Enterprises of America, commented, ``Our first quarter results, as previously announced, are in line with guidance provided by the Company. During this, our second quarter, we anticipate a significant increase in revenues as we continue to increase our production capacity with similar gross margins. Additionally, we are happy to welcome Mr. Impellicceiri to our management team. His experience in serving as a Controller for a large public corporation will assist us as we continue to grow and expand our operations.’’
About Industrial Enterprises of America, Inc.
Industrial Enterprises of America, Inc., headquartered in New York, NY, is an automotive aftermarket supplier that specializes in the sale of anti-freeze, auto fluids, charcoal fluids, and other additives and chemicals. The company has distinct proprietary brands that collectively serve the retail, professional, and discount automotive aftermarket channels.
Statement Under The Private Securities Litigation Reform Act
Except for the historical information contained herein, the matters discussed in this press release may include forward-looking statements or information. All statements, other than statements of historical fact, including, without limitation, those with respect to the objectives, plans and strategies of Industrial Enterprises of America set forth herein and those preceded by or that include the words ``believes,’’ ``expects,’’ ``given,’’ ``targets,’’ ``intends,’’ ``anticipates,’’ ``plans,’’ ``projects,’’ ``forecasts’’ or similar expressions, are forward-looking statements. Although the Company’s management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. These forward-looking statements involve a number of risks and uncertainties which could cause the Company’s future results to differ materially from those anticipated, including: (i) the Company’s history of ongoing operating losses; (ii) the overall marketplace and clients’ usage of products, including demand therefore, the impact of competitive technologies, products and pricing, particularly given the substantially larger size and scale of certain competitors and potential competitors, control of expenses, and revenue generation by the acquisition of new customers; Other risks are detailed from time to time in the Company’s 2005 Annual Report on Form 10-K, as amended, its Quarterly Reports on Form 10-QSB, and in its other Securities and Exchange Commission reports and statements. The Company assumes no obligation to update any of the information contained or referenced in this press release.

Contact:
For Industrial Enterprises of America, Inc.
Investors & Public Relations:
David Zazoff
(212) 505-5976
PressReleases@Za-Consulting.net